Exhibit 21.1

THE NEW HOME COMPANY INC.

SUBSIDIARIES

Subsidiary	State of Incorporation or Formation
TNHC Realty and Construction Inc.(2)	Delaware
The New Home Company Southern California LLC	Delaware
TNHC-Santa Clarita GP, LLC	Delaware
TNHC-TCN Santa Clarita, LP*	Delaware
TNHC Meridian Investors LLC*	Delaware
TNHC Newport LLC*	Delaware
TNHC-Calabasas GP LLC	Delaware
Calabasas Village LP*	Delaware
TNHC San Juan LLC	Delaware
LR8 Investors, LLC (1)	Delaware
LR8 Owner, LLC	Delaware
The New Home Company Northern California LLC	Delaware
Larkspur Land 8 Investors LLC (3)	Delaware
Larkspur Land 8 Owner LLC	Delaware
TNHC-HW San Jose LLC*	Delaware
McKinley Village LLC*	Delaware
Encore McKinley Village LLC*	Delaware
TNHC Grove Investment LLC	Delaware
TNHC Tidelands LLC (4)	Delaware
TNHC Land Company LLC	Delaware
TNHC Canyon Oaks LLC	Delaware
TNHC Russell Ranch LLC*	Delaware
TNHC-HW Foster City LLC*	Delaware
TNHC-HW Cannery LLC*	Delaware
TNHC-Arantine GP LLC	Delaware
TNHC Arizona LLC	Delaware
TNHC Mountain Shadows LLC*	Delaware
DMB/TNHC LLC (5)	Delaware
TNHC Arizona Marketing LLC	Delaware
TNHC Holdings LLC	Delaware
TNHC Holdings 1 LLC	Delaware

* Entities marked with * are our joint ventures at December 31, 2020. Some such entities are lower tier investees in which we only hold an indirect interest through our ownership interest in the higher tier joint venture entity.

(1) During June 2016, the Company's outside equity partner exited this joint venture and upon the change in control, we were required to consolidate this venture as a wholly owned subsidiary.

(2) TNHC Realty and Construction Inc. has the following fictitious business names (d/b/a): The New Home Company, NWHM, New Home, New Home Company, TNHC, and New Home Co.

(3) During May 2017, the Company's outside equity partner exited this joint venture and upon the change in control, we were required to consolidate this venture as a wholly owned subsidiary.

(4) During October 2017, the Company's outside equity partner exited this joint venture and upon the change in control, we were required to consolidate this venture as a wholly owned subsidiary.

(5) During August 2017, the Company's outside equity partner exited this joint venture and upon the change in control, we were required to consolidate this venture as a wholly owned subsidiary.